                                                                       Exhibit 3


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                                   COMPOSITE
                         CERTIFICATE OF INCORPORATION


                                      OF


                      [LOGO of AMETEK, INC. APPEARS HERE]



                 (As amended to and including April 26, 1994)






================================================================================

                                   COMPOSITE
                         CERTIFICATE OF INCORPORATION

                                      OF

                                 AMETEK, INC.


                                      I.

     The name of the Corporation is AMETEK, INC.

                                      II.

     The principal office or place of business of the Corporation in the State of Delaware is to be located at No. 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its resident agent is Corporation Trust Company of America, whose address is No. 1209 Orange Street, Wilmington, Delaware.

                                     III.

     The nature of the business, or objects or purposes to be transacted, promoted and carried on by the Corporation are as follows:

          (1) To acquire by purchase, subscription, contract or otherwise, and to hold, sell, exchange, mortgage, pledge or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, all forms of securities, including, but not by way of limitation, shares, stocks, bonds, debentures, coupons, notes, scrip, mortgages, evidences of indebtedness, commercial paper, certificates of indebtedness and certificates of interest issued or created by corporations, associations, partnerships, trustees, syndicates, individuals, governments, states, municipalities and other political and governmental divisions and subdivisions, or by any combinations, organizations or entities whatsoever, and to issue in exchange therefor or in payment thereof, in any manner permitted by law, its own stock, bonds, debentures or its other obligations or securities, subject to the provisions of this Certificate of Incorporation or any amendment thereof or to make payment therefor by any other lawful means of payment whatsoever; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such securi-ties or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities or evidences of interest therein, and to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such securities or evidences of interest therein; to acquire or become interested in any such securities or evidences of interest therein, as aforesaid, by original subscription, underwriting, loan, participation in syndicates or otherwise and irrespective of whether or not such securities or evidences of interest therein be fully paid or subject to further payments; to make payments thereon as called for or in advance of calls or otherwise, and to underwrite or subscribe for the same conditionally or otherwise and either with a view to investment or for resale or for any other lawful purpose.

          (2) To endorse or guarantee the payment of principal of, and/or interest or dividends upon, any stocks, bonds, obligations or other securities or evidences of indebtedness, and to guarantee the performance of any of the contracts or other undertakings, of any corporation, association, syndicate, individual or others.

          (3) To cause to be formed, merged or reorganized or liquidated, and to promote, take charge of and aid in any way permitted by law, the formation, merger, liquidation or reorganization of any corporation, combination, organization, entity or association of the United States or of any of the states, districts, territories, dependencies, colonies or insular possessions of the United States, or of any foreign country.

          (4) To operate, manage, supervise, direct and control all or any part of the business and property of any corporation, association, partnership, combination, organization, entity or individual, domestic or foreign, through stock ownership, by contract or otherwise and to receive fixed or contingent compensation for such service or to receive compensation therefor by commissions, management fees, shares in gross or net receipts or profits, or in any other manner or upon any other terms whatsoever, or so to act without direct compensation; and to promote, participate or assist in any way in the business of any such corporation, association, partnership, combination, organization, entity or individual.

          (5) To manufacture, produce, purchase or otherwise acquire, sell or otherwise dispose of, import, export, distribute, deal in and with, whether as principal or agent, goods, wares, merchandise, and materials of every kind and description; to engage in any and all kinds of manufacturing and/or mercantile business, including (but not by way of limitation) the manufacturing, purchasing, selling and dealing in machines, machinery, appliances, equipment, devices and supplies of all kinds, whether electrical or not.

          (6) To purchase, take on lease or in exchange, hire, or otherwise acquire, hold, own, possess, equip, improve, develop, deal in, sell, convey, assign, mortgage, pledge or otherwise encumber and dispose of any and all real and personal property of every kind and description and property partaking of the nature of either real or personal property and rights, estates, interests, franchises, licenses and privileges in such property, real, personal or mixed, wheresoever situated or located within any State, territory, district or dependency of the United States, or in any foreign country; to construct, equip and improve and contract for the construction, equipment and improvement of any and all kinds of buildings and structures.

          (7) To undertake, conduct, assist, promote and participate in every kind of commercial, industrial, mercantile or mining enterprise, business, undertaking, venture or operation in the United States or any State, territory, district or dependency thereof or in any foreign country.

          (8) To enter into any legal arrangement for sharing profits, union of interest, reciprocal concession, or cooperation with any person, partnership, association, combination, organization, entity or corporation in the carrying on of any business which the Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient, or incidental to carry out any of the objects of the Corporation.

          (9) To acquire in whole or in part the business, goodwill, rights, property and assets of all kinds of any corporation, association, partnership, combination, organization, entity or individual, domestic or foreign; and to pay for the same in money, stocks, bonds, debentures or other securities or property or obligations of the Corporation or otherwise, in any matter permitted by law; and to hold, possess and improve such properties and to conduct in any legal manner the whole or any part of the business so acquired; and to pledge, mortgage, sell or otherwise encumber or dispose of the same or any part thereof.

          (10) To borrow money, to issue bonds, debentures, or obligations secured or unsecured, of the Corporation from time to time, for moneys borrowed or in payment for property purchased or otherwise in connection with any purposes or operations of the Corporation; to secure any of the same by mortgage or mortgages upon, or by deed or deeds of trust of, or by pledge of, any or all of the property, real and personal, of the Corporation wheresoever situated, acquired or to be acquired; and to sell or otherwise dispose of any or all such bonds, debentures or obligations in such manner and upon such terms as may be deemed judicious.

          (11) To purchase, lease or otherwise acquire, hold, own, develop, improve, maintain, explore, operate and manage, and to sell, lease, or otherwise dispose of mining concessions, mining claims, and any lands containing manganese, silver, gold, copper, iron, coal, gas, oil or other minerals, substances, materials or ores, stone, sand or clay, or bearing timber, together with all mining or lumber rights, powers, interests and privileges whatsoever therein or appertaining thereto; to mine, quarry, cut or otherwise extract or remove manganese, silver, gold, copper, iron, coal, gas, oil, stone, sand or clay, timber or other materials, minerals, substances or ores from any such lands, or in the exercise of any such rights or interests, to prepare the same for market by any mining, metallurgical, refining, milling or other process desired, and to store, supply, deal in or otherwise dispose of the same and all by-products thereof.

          (12) To apply for, obtain, register, purchase, lease or otherwise acquire and to hold, own, use, exercise, develop, operate and introduce, and to sell, assign, grant licenses in respect of, or otherwise dispose of, any patents and inventions, improvements and processes used in connection with or secured under Letters Patent of the United States or any dependency, colony or insular possession of the United States or of any foreign government, trade-marks and trade names, and to acquire, use, exercise or otherwise turn to gain licenses in respect of any such patents, inventions, processes and the like, or any such property rights.

          (13) To issue, purchase, hold, sell, transfer, reissue or cancel shares of its own capital stock or its own securities or obligations in the manner and to the extent now or hereafter authorized or permitted by the laws of the State of Delaware.

          (14) To undertake, contract for or carry on any business incidental to or in aid of, or advantageous in pursuance of, any of the objects or purposes of the Corporation.

          (15) To do any of the things hereinbefore enumerated for itself or for account of others and to make and perform contracts for doing any part thereof.

          (16) To conduct its business in all or any of its branches so far as permitted by law in all States, territories, dependencies and colonies of the United States and its insular possessions and the District of Columbia and in foreign countries; to have one or more offices and agencies within and/or without the State of Delaware; and as may be requisite in the convenient transaction of its business or conduct of its operations, to purchase or otherwise acquire, hold, own, mortgage, pledge, sell, convey or otherwise encumber or dispose of real and personal property of every class and description in any of the States, districts, territories, dependencies, colonies or insular possessions of the United States, and in any and all foreign countries, subject always to the laws of such State, district, territory, dependency, colony, insular possession or foreign country.

          (17) In general, to do any or all of the things hereinbefore set forth, and such other things as are incidental or conducive to the attainment of the objects and purposes of the Corporation, as principal, factor, agent, contractor or otherwise, either alone or in conjunction with any person, firm, association or corporation; and in carrying on its business and for the purpose of attaining or furthering any of its objects, to enter into, make, perform and carry out contracts with any person, partnership, association, combination, organization, entity, corporation, government, governmental subdivision, or other body whatsoever; and to do such acts and things, and to exercise any and all such powers to the same extent as a natural person might or could lawfully do to the full extent authorized or permitted to a corporation under any laws that may be now or hereafter applicable or available to the Corporation.

     The foregoing clauses shall each be construed as purposes, objects and powers, and the matters expressed in each clause shall, except as otherwise expressly provided, be in nowise limited by reference to, or inference from, the terms of any other clause, but shall be regarded as independent purposes, objects and powers and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

     The purposes for which the Corporation is formed and the business or objects to be transacted, promoted and carried on by it are any one or more of the acts and things herein set forth, and for the accomplishment of these purposes and the transaction, promotion and carrying on of said business and objects, the Corporation shall have and may exercise all powers conferred upon it by the laws of the State of Delaware now or hereafter in effect; but the Corporation shall not engage in the business of banking.

     Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by the laws of the State of Delaware.

                                      7.


                                      IV

     The total number of shares which the Corporation shall have authority to issue is 105,000,000 of which 100,000,000 shares, of the par value of $.01 each, shall be Common Stock, and 5,000,000 shares, of the par value of $1 each, shall be Preferred Stock.

     (1) The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000).

                                PREFERRED STOCK

     (2) The Preferred Stock may be issued from time to time in one or more series, each of such series to have voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as are stated and expressed herein, or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

     (3) Authority is hereby granted to the Board of Directors to create one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of such series:

          (a) The number of shares to constitute such series and the distinctive designation thereof;

          (b) The dividend rate on the shares of such series, the dividend payment dates, the periods in respect of which dividends are payable ("Dividend Periods"), whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate;

          (c) Whether or not the shares of such series shall be redeemable, and, if redeemable, on what terms, including the redemption prices which the shares of such series shall be entitled to receive upon the redemption thereof;

          (d) Whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

          (e) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or rate or rates, or the rate or rates at which exchange shall be made, with such adjustments, if any, as shall be stated and expressed or provided in such resolution or resolutions;

          (f) The preferences, if any, and the amounts thereof which the shares of such series shall be entitled to receive upon the voluntary and involuntary dissolution of the Corporation;

          (g) The voting power, if any, of the shares of such series; and

          (h) Such other terms, conditions, specifications, special rates and protective provisions as the Board of Directors may deem advisable.

Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series, unless the resolution of the Board of Directors providing for such series shall expressly prohibit the issuance of additional shares of such series.

     (4) No dividend shall be declared and set apart for payment on any series of Preferred Stock in respect of any Dividend Period unless there shall likewise be or have been paid, or declared and set apart for payment, on all shares of Preferred Stock of each other series entitled to cumulative dividends at the time outstanding which rank equally or prior as to dividends with the series in question, dividends ratably in accordance with the sums which would be payable on the said shares through the end of the last preceding Dividend Period if all dividends were declared and paid in full.

     (5) If upon any dissolution of the Corporation, the assets of the Corporation distributable among the holders of any one or more series of Preferred Stock which (i) are entitled to a preference over the holders of the Common Stock upon such dissolution, and
(ii) rank equally in connection with any such distribution, shall be insufficient to pay in full the preferential amount to which the holders of such shares shall be entitled, then such assets, or the proceeds thereof, shall be distributed among the holders of each such series of the Preferred Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

     (6) In the event that the Preferred Stock of any series shall be redeemable, then, at the option of the Board of Directors, the Corporation may at such time or times as may be specified by the Board of Directors as provided in subparagraph (c) of paragraph 3 of this Article IV redeem all, or any number less than all, of the outstanding shares of such series at the redemption price thereof and on the other terms fixed by the Board of Directors as provided in said subparagraph (c).

                                 COMMON STOCK

     (7) Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors, out of any funds legally available therefor.

     (8) Upon any liquidation, dissolution or winding up of the Corporation, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, as provided in the resolution of the Board of Directors creating such series, or an amount sufficient to pay the aggregate amount to which the holders of the Preferred Stock of each series shall be entitled, as provided in the resolution of the Board of Directors creating such series, shall have been deposited with a bank or trust company designated by the Board of Directors having a capital, surplus and undivided profits of at least Five Million Dollars ($5,000,000) as a trust fund for the benefit of the holders of such Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

     (9) The holders of Common Stock shall be entitled to one vote for each share of such stock held by them. If the By-

Laws so provide, the election of directors need not be by ballot. Subject to voting rights, if any, provided to the holders of any series of Preferred Stock in the resolution of the Board of Directors providing for the issue of such series of Preferred Stock, the holders of Common Stock shall have the exclusive power to vote on all matters coming before the stockholders of the Corporation.


                                    GENERAL

     (10) If it seems desirable so to do, the Board of Directors may from time to time issue scrip for fractional shares of stock. Such scrip shall not confer upon the holder any voting or other rights of a stockholder of the Corporation, but the Corporation shall from time to time, within such time as the Board of Directors may determine, issue one whole share of stock upon the surrender of scrip for fractional shares aggregating one whole share, properly endorsed if in registered form.

     (11) No holder of stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized or whether issued for cash, for a consideration other than cash or by way of dividend.

     (12) The Corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly provided by the laws of the State of Delaware.

                                      V.

     The names and places of residence of each of the incorporators are as follows:

       Names                                  Places of Residence
W. J. GILLERAN                         Carthage Road and The Crossway,
                                         Scarsdale, New York.
R. E. COOK                             50-01 88th Street, Elmhurst,
                                         New York.
P. B. HUNTINGTON                       150 East 91st Street, New York,
                                         New York.



                                      VI.

     The Corporation is to have perpetual existence.

                                     VII.

     The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                                     VIII.

     All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided by law.

     The number of the directors of the Corporation which shall constitute the whole Board shall be fixed from time to time by, or in the manner provided in, the by-laws, but in no case shall the number be less than three. In case of any increase in the number of directors, the additional directors shall be elected as may be provided in the by-laws.

     The stockholders and directors may hold their meetings and have an office or offices outside the State of Delaware if the by-laws so provide.

     None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware.

     No contract or other transaction entered into by the Corporation shall be affected by the fact that any director or officer of the Corporation in any way is interested in, or con-nected with any party to, such contract or transaction, or himself is a party to such contract or transaction, provided that such contract or transaction shall be approved by a majority of the directors present at the meeting of the Board or of the Committee authorizing or confirming such contract or transaction, which majority shall consist of directors not so interested or connected. Any contract, transaction or act of the Corporation or of the Board of Directors or any Committee, which shall be ratified by a majority in interest of a quorum of the stockholders having voting power at any annual meeting, or at any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the Corporation, but the foregoing shall not limit or prejudice the validity or binding force of any contract, transaction or act not so approved. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director or officer of such subsidiary or affiliated corporation.

     No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this paragraph shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to this Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.


                                      IX.

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 3883 of
the Revised Code of 1915 of said State, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 43 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.


                                      X.

     In furtherance and not in limitation of the powers conferred by Statute and of the other provisions of this Certificate of Incorporation, the Board of Directors is expressly authorized:

          a. From time to time to authorize and cause to be executed mortgages and liens without limit as to amount on the real and personal property of the Corporation, without the assent of the stockholders in writing or otherwise.

          b. From time to time to sell, exchange, assign, convey or otherwise dispose of a part of the properties, assets and effects of the Corporation, less than the whole or less than substantially the whole thereof, on such terms and conditions as they shall deem advisable, without the assent of the stockholders in writing or otherwise.

          c. From time to time, with the consent in writing of, or pursuant to the affirmative vote of, the holders of a majority of the total number of shares of stock of the

     Corporation issued and outstanding having voting power (such vote to be given at a stockholders' meeting duly called for that purpose), to sell, exchange, assign, transfer and convey or otherwise dispose of the whole or substantially the whole of the property, assets, effects, business and good-will of the Corporation (including its corporate franchise and other intangible property) upon such terms and conditions as the Board of Directors shall deem expedient and for the best interests of the Corporation.

          d. From time to time to designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it; such committee or committees to have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          e. From time to time to make by-laws and to alter, amend or repeal any by-laws, but any by-laws made by the Board of Directors may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting, provided that notice of such proposed alteration, amendment or repeal is included in the notice of any special meeting.

          f. From time to time to fix the amount to be reserved by the Corporation over and above its capital and to fix and determine and to vary the amount of the working capital of the Corporation, and to direct and determine the use and disposition of the working capital and of any net profits and surplus over and above the capital.

          g. To keep the books, documents and papers of the Corporation, except the original or duplicate stock ledger, outside of the State of Delaware.

          h. From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be opened to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book, document or paper of the Corporation, except as conferred by statute or as authorized by resolution of the Board of Directors.

                                      XI.

     The Corporation reserves the right from time to time to amend, alter, change or repeal any provision or provisions contained in this Certificate of Incorporation, or any amendment thereof, and to add or substitute in this Certificate of Incorporation, or in any amendment thereof, any provision or provisions in the manner now or hereafter authorized or permitted by statute, irrespective of the effect of any such action upon the then existing stock or securities of the Corporation of any kind or class, and all rights of the stockholders of the Corporation are granted subject to these reservations.

     Without in any way limiting the foregoing provisions of this Certificate of Incorporation, it is expressly provided that the amount of the authorized stock of the Corporation, of any class or classes, now or hereafter authorized, may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote; and any new or additional stock, of any class or classes, with or without preferences or priorities, may be authorized or created and any such stock and/or any authorized stock, whether issued or unissued, may be increased, decreased, changed or reclassified, or may be given or deprived of preferences, priorities or privileges in the manner provided by the General Corporation Law of the State of Delaware as from time to time amended or changed, irrespective of the effect of any such action upon the then existing stock or securities of the Corporation of any kind or class, and all rights of the stockholders of the Corporation are granted subject to these provisions.

     We, the undersigned, being all of the incorporators, for the purpose of forming a corporation in pursuance of an Act of the Legislature of the State of Delaware entitled "An Act Providing a General Corporation Law, Approved March 10, 1899" and the acts amendatory thereof and supplemental thereto, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly hereunto have set our hands and seals this 26th day of March, A. D. 1930.

                                       W.J. GILLERAN      (L.S.)
                                       R.E. COOK          (L.S.)
                                       P.B. HUNTINGTON    (L.S.)
In the presence of:

  AUGUSTE M. THIERY

STATE OF NEW YORK,   )
                      )     ss.:
COUNTY OF NEW YORK.  )

     Be it remembered that on this 26th of March, 1930, personally came before me AUGUSTE M. THIERY, a Notary Public in and for the County and State aforesaid,
W. J. GILLERAN, R. E. COOK and P. B. HUNTINGTON, parties to the foregoing Certificate of Incorporation, known to me personally to be such and severally acknowledged the said Certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

     Given under my hand and seal of office the day and year aforesaid.

                                                AUGUSTE M. THIERY
                                                   Notary Public.
                                                AUGUSTE M. THIERY
                                          Notary Public, New York County
                                           Clerk's No. 34; Register's No. 0-10
                                          Commission Expires March 30,1930